Exhibit 10.2

CoBank, ACB	Citizens Bank, N.A.
6340 South Fiddlers Green Circle	28 State Street
Greenwood Village, CO 80111	Boston, MA 02109
800-542-8072

Bank of America, N.A.	Fifth Third Bank, National Association
100 North Tryon Street	38 Fountain Square Plaza
Charlotte, NC 28255	Cincinnati, OH 45263

CONFIDENTIAL

October 24, 2023

Shenandoah Telecommunications Company

Shentel Broadband Operations LLC

500 Shentel Way, P.O. Box 459

Edinburg, VA 22824

Attention: Christopher E. French

SHENANDOAH TELECOMMUNICATIONS COMPANY

SHENTEL BROADBAND OPERATIONS LLC
Commitment Letter

Ladies and Gentlemen:

Shenandoah Telecommunications Company (the “Existing Borrower”) has advised CoBank, ACB (“CoBank”) that it intends to acquire, directly or indirectly, all of the outstanding equity interests of the Target (as defined on Exhibit A hereto), and to consummate the other transactions described on Exhibit A hereto, including, without limitation, the assignment of all of its rights, duties and obligations under the Existing Credit Agreement (as defined on Exhibit A hereto) to the Successor Borrower (as defined on Exhibit A hereto; the Successor Borrower, together with the Existing Borrower, collectively, the “Borrowers”). Capitalized terms used but not defined herein are used with the meanings assigned to them on the Exhibits attached hereto (such Exhibits, together with this letter, collectively, the “Commitment Letter”).

Each of CoBank, Citizens Bank, N.A., Bank of America, N.A. and Fifth Third Bank, National Association (each, an “Initial Commitment Party”; together with the Additional Commitment Parties described below, the “Commitment Parties” and each, individually, a “Commitment Party”) is pleased to commit, on a several and not on a joint basis, and on the terms and subject solely to the conditions set forth herein and in the Summary of Terms and Conditions attached hereto as Exhibit B (the “Term Sheet”), to provide the portion of the Incremental Facilities set forth opposite each such Commitment Party’s name set forth on Schedule I hereto and to act as joint lead arrangers (in such capacity, the “Lead Arrangers”) and joint bookrunners to structure and arrange the Incremental Facilities with a group of financial institutions (including members of the Farm Credit System) (collectively, together with the Commitment Parties, the “Incremental Lenders”) under the Existing Credit Agreement that will participate in the Incremental Facilities; provided, however, that it is further agreed that in any offering or marketing materials in respect of the Incremental Facilities and/or the Credit Agreement after giving effect to the Transactions, CoBank shall have “left side” designation and shall appear on the top left and shall hold the leading role and responsibility customarily associated with such “top left” placement (CoBank, in such capacity, the “Left Lead Arranger”).

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

It is agreed that the Left Lead Arranger, in consultation with the Borrowers, will manage all aspects of the syndication of the Incremental Facilities including, without limitation, all decisions relating to the selection and timing of which institutions to approach, when and if commitments will be accepted from a particular institution, the allocation of commitments among the Incremental Lenders and the amount and distribution of fees among the Incremental Lenders. Notwithstanding the right of the Left Lead Arranger to syndicate the Incremental Facilities and receive commitments with respect thereto and except with respect to the Additional Commitment Parties, (i) the Commitment Parties shall retain exclusive control over all rights and obligations with respect to their respective commitments, including all rights with respect to consents, modifications and amendments (including, for the avoidance of doubt, the right of any applicable Commitment Party to provide or withhold consent to a conversion of its Revolver Increase commitment to a Term Loan A-3 commitment pursuant to the market flex provisions of the Fee Letter), until the Closing Date has occurred and (ii) the Commitment Parties will not be relieved, released or novated from all or any portion of their respective obligations or commitments hereunder (including their obligation to fund the Incremental Facilities on the Closing Date) in connection with any syndication, assignment or participation of the Incremental Facilities or otherwise, until the Closing Date has occurred. Except as contemplated in the immediately following paragraph, no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter (as defined below)) will be paid in connection with the Incremental Facilities unless the Borrowers and the Left Lead Arranger so agree. The Borrowers agree that, effective upon their acceptance of this Commitment Letter and continuing through the earlier of (a) the Closing Date and (b) the date this Commitment Letter is terminated, they shall not, and shall cause their respective Subsidiaries and use their best efforts to cause the Target not to, solicit, initiate, entertain or permit, or enter into any discussions in respect of, the offering, placement or arrangement of any competing debt securities or bank financings other than, in respect of the Target, any working capital or similar financing provided by the current members of the Target that will be repaid on or prior to the Closing Date.

Notwithstanding the foregoing, the Borrowers shall have the right at any time on or prior to the fifth (5th) business day following the date of this Commitment Letter to appoint additional joint lead arrangers and joint bookrunners and appoint additional agents or co-agents or confer other titles with respect to the Incremental Facilities in a manner and with economics determined by the Borrowers and reasonably acceptable to the Initial Commitment Parties (the “Additional Commitment Parties”); provided that the aggregate economics payable to such Additional Commitment Parties for the Incremental Facilities shall not exceed fifty percent (50%) of the total economics which would otherwise be payable to the Initial Commitment Parties pursuant to the Fee Letter (exclusive of any fees payable to an administrative agent in its capacity as such) (it being understood that (i) the commitments of the Initial Commitment Parties hereunder in respect of the Incremental Facilities will be reduced dollar-for-dollar by the amount of the commitments of each such Additional Commitment Party (or its relevant lending affiliate) upon the execution of customary joinder documentation reasonably satisfactory to the Initial Commitment Parties and the Borrowers, (ii) the economics allocated to the Initial Commitment Parties as of the date hereof in respect of the Incremental Facilities will be reduced by the amount of the economics allocated to such Additional Commitment Parties upon the execution of customary joinder documentation reasonably satisfactory to the Initial Commitment Parties and the Borrowers, (iii) in no event shall any Additional Commitment Party individually receive more compensatory economics (as a percentage) than the Initial Commitment Parties (exclusive of any fees payable to an administrative agent in its capacity as such), and (iv) each Additional Commitment Party shall assume a portion of the commitments of the Initial Commitment Parties on the date hereof under the Incremental Facilities on a pro rata basis equal to the proportion of economics allocated to such Additional Commitment Party). Each party hereto agrees to execute such amendments to this Commitment Letter and other documents as are required to give effect to this paragraph.

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

The Lead Arrangers intend to commence their syndication efforts promptly after the execution of this Commitment Letter. The Borrowers agree to actively assist, to cause their respective subsidiaries to actively assist, and to use best efforts to cause the Target to actively assist, in the syndication process. Such assistance will require, among other things, that the Borrowers and their respective subsidiaries (and use best efforts to cause the Target to) (i) provide all information that the Lead Arrangers reasonably deem necessary to achieve a Successful Syndication (as defined in the Fee Letter), including all projections and other information and materials prepared by any Borrower or on its behalf relating to the transactions contemplated hereby and in the Term Sheet; (ii) assist in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication of the Incremental Facilities; (iii) host with the Lead Arrangers one or more meetings with prospective Incremental Lenders; (iv) make members of senior management of the Borrowers available to prospective Incremental Lenders and participants at reasonable times and (v) provide a marketing period of at least fifteen (15) consecutive business days prior to the Closing Date, such period not commencing until the later of the date on which (x) the Confidential Information Memorandum is delivered and (y) the first meeting with prospective Incremental Lenders is hosted. In addition, the Borrowers agree to use their best efforts to assure that the syndication efforts benefit from their existing lending relationships and the lending relationships of their affiliates.

The Commitment Parties’ commitments hereunder, and the Lead Arrangers’ agreement to perform the services described in this Commitment Letter, are subject solely to the satisfaction (or the waiver by the Commitment Parties) of the conditions expressly set forth in this paragraph and in Exhibit C hereto (collectively, the “Exclusive Funding Conditions”). This paragraph, and the provisions herein, shall be referred to as the “Certain Funds Provisions.” Subject to the foregoing: (a) the only representations and warranties the making or accuracy of which shall be a condition to availability of the Incremental Facilities on the Closing Date shall be (i) such of the representations and warranties made by the Company and the Sellers (as defined in the Acquisition Agreement) with respect to the Target in the Acquisition Agreement as are material to the interests of the Incremental Lenders, but only to the extent that the Existing Borrower has the right (determined after giving effect to any applicable notice and cure provisions) to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition (as defined in Exhibit A hereto) as a result of the failure of a condition thereunder caused by a breach or inaccuracy of one or more of such representations and warranties in the Acquisition Agreement (the “Specified Acquisition Agreement Representations”) (it being understood and agreed that the Specified Acquisition Agreement Representations shall not be required to be made by you or your affiliates (but shall be required to be accurate)) and (ii) the representations in the Existing Credit Agreement and the other Loan Documents (after giving effect to the Transactions) relating to the following: (A) corporate or other organizational existence, organizational power and authority of the Successor Borrower, Holdco and the other Guarantors (including the Target) (as they relate to due authorization, execution, delivery and performance of the

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

Credit Documentation); (B) due authorization, execution, delivery, validity and enforceability, in each case relating to the entering into and performance of the Loan Documents and the definitive documentation in respect of the Incremental Facilities (collectively, the “Credit Documentation”); (C) on the Closing Date, solvency of the Loan Parties on a consolidated basis (immediately after giving effect to the Transactions and substantially consistent with the definition of “Solvent” set forth in the Existing Credit Agreement); (D) no violations or conflicts of the Credit Documentation with charter documents of the Borrowers, Holdco and the other Guarantors (related to the entering into and performance of the Credit Documentation); (E) Federal Reserve margin regulations; (F) the Investment Company Act; (G) use of proceeds not violating OFAC, FCPA, PATRIOT Act or any other applicable anti-corruption, anti-terrorism or sanctions laws; (H) anti-money laundering laws; (I) the creation, validity and perfection of the security interests in the Collateral (subject to customary permitted liens and the limitations set forth in clause (c) below) and (J) receipt of required material governmental consents and approvals with respect to the Transactions (the “Specified Representations”); (b) the only events of default which shall be a condition to availability of the Incremental Facilities on the Closing Date shall be any payment, bankruptcy or insolvency event of default under the Existing Credit Agreement (the “Specified Events of Default”) and (c) the terms of the Credit Documentation and all closing deliverables related thereto shall be in a form such that they do not impair the availability and/or initial funding of the Incremental Facilities on the Closing Date if the conditions expressly set forth in this paragraph are satisfied or waived, it being understood that to the extent any lien search, insurance certificate, endorsement or Collateral (including, without limitation, the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than the creation and perfection of security interest in Collateral with respect to which a lien may be perfected solely by the filing of general “all asset” UCC-1 financing statements under the Uniform Commercial Code (“UCC”) and/or by delivering stock or membership interest certificates of the certificated stock or membership interests, as the case may be, of any subsidiaries of the Borrowers to the extent the capital stock or membership interests represented thereby is required to be pledged under the Credit Documentation (other than, in the case of the Target and its subsidiaries, with respect to any such certificate that has not been received by you prior to the Closing Date, to the extent you have used commercially reasonable efforts to procure delivery thereof, in which case, such stock or equivalent certificate may instead be delivered within thirty (30) days after the Closing Date (or such later date as the Administrative Agent (acting at the direction of the Required Lenders) may agree in its reasonable discretion))) after your use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection, as applicable, of any such lien search, insurance certificate, endorsement and/or Collateral shall not constitute a condition precedent to the availability of the Incremental Facilities on the Closing Date, but shall instead be provided within ninety (90) days after the Closing Date, subject to such extensions as are reasonably agreed by the Administrative Agent (acting at the direction of the Required Lenders), pursuant to arrangements to be mutually agreed by the parties hereto acting reasonably. There are no conditions (implied or otherwise) to the commitments hereunder, and there will be no conditions (implied or otherwise) under the Credit Documentation to the funding of the Incremental Facilities on the Closing Date, including, without limitation, compliance under the terms of this Commitment Letter, the Fee Letter and the Credit Documentation, other than the Exclusive Funding Conditions. Without limiting the conditions precedent provided herein to funding the consummation of the Acquisition with the proceeds of the Incremental Facilities, the Commitment Parties will cooperate with you as reasonably requested in coordinating the timing and procedures for the funding of the Incremental Facilities in a manner consistent with the Acquisition Agreement. You and we agree to negotiate in good faith to finalize the Credit Documentation for the Incremental Facilities following the execution of this Commitment Letter. Each party agrees that (a) the commitments to fund the Incremental Facilities on the Closing Date and (b) the agreements to perform the obligations and services described herein on the Closing Date, in each case, are subject only to the Exclusive Funding Conditions.

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

As consideration for the commitments of the Commitment Parties hereunder and the agreement of the Lead Arrangers and the Commitment Parties to perform the services described hereunder in their various capacities, the Borrowers agree, jointly and severally, to pay the non-refundable fees set forth in the fee letter dated the date hereof (the “Fee Letter”) among the Borrowers and the Commitment Parties, at the times provided for therein.

Each Borrower hereby represents and warrants (with respect to the Target, and its operations and assets, to your knowledge) that (a) all written factual information and data (other than projections, budgets, estimates, forward looking statements and information of a general economic or industry-specific nature) concerning it, its subsidiaries, the Target, the Acquisition and the other Transactions (the “Information”), that have been or will be prepared by or on behalf of any Borrower, or any of your representatives and that have been made or will be made available to the Lead Arrangers, any Commitment Party or any other Incremental Lenders or participants by or on behalf of any Borrower, or any of your representatives in connection with the Acquisition or the other Transactions will be, taken as a whole and as supplemented or updated, complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to any supplements or modifications thereto made available by such Borrower or its representatives) and (b) the projections that have been or will be made available to us by you or your representatives on your behalf in connection with the Transactions contemplated hereby have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished (it being recognized by each Commitment Party that (i) such projections are as to future events and are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies many of which are beyond your control and (ii) no assurance can be given that any particular financial projections will be realized, and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material). Each Borrower agrees that if, at any time prior to the Closing Date, it becomes aware that any of the representations and warranties in the preceding sentence are incorrect (to your knowledge with respect to Information relating to the Target, or its operations and assets) in any material respect it will (and, with respect to the Target, to the extent practical, appropriate and reasonable and in all instances not in contravention of the terms of the Acquisition Agreement, will use commercially reasonable efforts to) supplement the Information and projections from time to time so that the representations and warranties in the preceding sentence remain correct in all material respects. The accuracy of the foregoing representations and warranties, whether or not cured, shall not be a condition to the obligations of any Commitment Party hereunder unless the inaccuracy results in an express condition hereunder otherwise not having been satisfied. In arranging the Incremental Facilities, including the syndication of the Incremental Facilities, the Lead Arrangers will be using and relying primarily on the Information without independent verification thereof.

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

Each Borrower agrees, jointly and severally, to indemnify and hold harmless the Commitment Parties, the Lead Arrangers, the other Incremental Lenders and participants, their respective affiliates and their respective officers, directors, employees, advisors, representatives and agents (each an “Indemnitee”) from and against any and all losses, claims, counterclaims, damages, liabilities, and related expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to such Indemnitee) (each a “Claim”) incurred by any Indemnitee or asserted against any Indemnitee by any person (including the Borrowers, any of their respective subsidiaries or the Target) arising out of, in connection with or relating to this Commitment Letter, the Fee Letter, the Incremental Facilities or the transactions contemplated hereby or thereby, regardless of whether any Indemnitee is a party thereto, and to reimburse each Indemnitee upon demand for any reasonable and documented legal or other expenses incurred in connection with the foregoing; provided that the foregoing indemnity will not, as to any Indemnitee, be available to the extent that such Claim or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee, (ii) a material breach of such Indemnitee’s obligations under this Commitment Letter or the Fee Letter or (iii) any disputes solely among Indemnitees (other than any claims against a Commitment Party in its capacity as a Lead Arranger, the Administrative Agent, a Lender or any similar role under the Credit Documentation) and not arising out of any act or omission of any Borrower or the Target or any of their respective affiliates. No Indemnitee shall be liable for the use by others of Information or other materials obtained through electronic communications or other information transmission systems; provided that such Indemnitee shall have taken commercially reasonable precautions to confirm the reliability of such transmission system. Under no circumstances shall any Indemnitee be responsible or liable to any other party hereto for consequential, punitive, special or indirect damages that may be alleged as a result of this Commitment Letter, the Term Sheet, the Fee Letter or the transactions contemplated hereby or thereby.

Each Borrower agrees, jointly and severally, to reimburse the Commitment Parties, the Lead Arrangers and their respective affiliates on demand for all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of counsel to the Left Lead Arranger) incurred in connection with syndication of the Incremental Facilities, ongoing due diligence investigations and the preparation, negotiation, execution and delivery of any related documentation (including, without limitation, this Commitment Letter, the Fee Letter and the Credit Documentation), whether or not the transactions contemplated hereby or thereby shall be consummated.

This Commitment Letter is delivered with the understanding that neither it, the Term Sheet, the Fee Letter nor the substance hereof or thereof, shall be disclosed to any third party without the Left Lead Arranger’s prior written consent, except (i) on a confidential and need-to-know basis, to the Borrowers’ directors, officers, employees, agents, accountants, attorneys and other professional advisors retained in connection with the Incremental Facilities (it being understood that (A) the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and (B) the Borrowers shall be responsible for such person’s compliance with this paragraph), (ii) as required by applicable regulations and laws or any subpoena or similar legal process, or any governmental, regulatory or supervisory agency, (iii) this Commitment Letter (but not the Fee Letter) may be disclosed as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) in connection with any filings with the SEC in connection with the transactions contemplated by this Commitment Letter and (iv) this Commitment Letter and the Fee Letter (on a redacted basis) may be disclosed on a confidential basis to the Target and the initial purchasers of the Preferred Stock and their respective directors, officers, employees, agents, accountants, attorneys and other professional advisors retained in connection with the Acquisition or the issuance of the Preferred Stock, as applicable (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature thereof).

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

The Commitment Parties and the Lead Arrangers agree to maintain the confidentiality of the Protected Information (as defined below), except that Protected Information may be disclosed by any Commitment Party (i) to its affiliates and to its Related Parties (as defined below) (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law, rule or regulations (in which case the applicable Commitment Party will promptly notify the Borrowers, in advance, to the extent practicable and permitted by law, rule or regulation, except in connection with any request as part of any regulatory audit or examinations conducted by accountants or any governmental regulatory authority exercising examination or regulatory authority), (iii) upon the request or demand of any governmental or regulatory authority having jurisdiction over any Commitment Party or upon the good faith determination by counsel that such information should be disclosed in light of ongoing oversight or review by any governmental or regulatory authority having jurisdiction over such Commitment Party (in which case such Commitment Party shall, to the extent practicable and permitted by law, rule or regulation, except with respect to any audit or examination conducted by accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify the Borrowers, in advance, to the extent lawfully permitted to do so); (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under the Fee Letter, any Credit Documentation or any action or proceeding relating to this Commitment Letter (including the Term Sheet), the Fee Letter, any Credit Documentation or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to (1) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Commitment Letter, the Fee Letter, or any Credit Documentation, or (2) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their respective obligations, this Commitment Letter (including the Term Sheet), the Fee Letter, any Credit Documentation or payments hereunder; (vii) on a confidential basis to (1) any rating agency in connection with rating the Borrowers or their respective subsidiaries or the Incremental Facilities or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Incremental Facilities; (viii) to prospective and actual Additional Commitment Parties on a confidential basis, (ix) with the consent of the Borrowers; or (x) to the extent such Protected Information (1) becomes publicly available other than as a result of a breach of this paragraph, or (2) becomes available to such Commitment Party or any of its affiliates on a nonconfidential basis from a source other than the Borrowers. Any person required to maintain the confidentiality of Protected Information as provided in this paragraph shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Protected Information as such person would accord to its own confidential information. For purposes of this paragraph, (A) “Protected Information” means all information received from the Borrowers or any of their respective subsidiaries or the Target or its subsidiaries relating to the Borrowers, the Target, any of their respective subsidiaries, or any of their respective businesses, other than any such information that is available to the Commitment Parties on a nonconfidential basis prior to disclosure by the Borrowers, the Target, or any of their respective subsidiaries; provided that, in the case of information received from the Borrowers, the Target or any of their respective subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential; and (B) “Related Parties” means, with respect to any person, such person’s affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such person and of such person’s affiliates.

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

The Lead Arrangers hereby notify the Borrowers that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107 56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Commitment Parties are required to obtain, verify and record information that identifies the Borrowers, which information includes the Borrowers’ names and addresses and other information that will allow the Commitment Parties to identify the Borrowers and their respective subsidiaries in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each Commitment Party and its affiliates and each Incremental Lender and participant and their respective affiliates.

Each Borrower acknowledges that the Incremental Lenders and the Lead Arrangers may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or its subsidiaries may have conflicting interests regarding the transactions described herein or otherwise. Neither any Incremental Lender nor any Lead Arranger will use confidential information obtained from the Borrowers by virtue of the transactions contemplated by this Commitment Letter or its other relationships with the Borrowers in connection with the performance by such Incremental Lender or such Lead Arranger of services for other companies, and no Incremental Lender nor any Lead Arranger will furnish any such information to other companies. Each Borrower also acknowledges that no Incremental Lender nor any Lead Arranger has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to the Borrower, confidential information obtained by such Incremental Lender or such Lead Arranger from other companies.

This Commitment Letter and the Fee Letter are not assignable by any party hereto without the prior written consent of the other party hereto. This Commitment Letter and the Fee Letter are intended to be solely for the benefit of the parties hereto (and Indemnitees) and are not intended to create a fiduciary relationship between the parties hereto or to confer any benefits upon, or create rights in favor of, any persons other than the parties hereto (and Indemnitees). This Commitment Letter, the Term Sheet and the Fee Letter are the only agreements that have been entered into among the parties hereto with regard to the structuring, arrangement or syndication of the Incremental Facilities and set forth the entire agreement of the parties with respect hereto and thereto. Except as set forth in the fourth paragraph of this Commitment Letter, neither this Commitment Letter nor the Fee Letter shall be amended, restated, supplemented or otherwise modified, and no waiver or consent with respect hereto or thereto shall be effective, except by a written instrument signed by all the parties hereto or thereto, as the case may be. Any provision of this Commitment Letter or the Fee Letter that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

The reimbursement, indemnification, confidentiality, jurisdiction, governing law and waiver of jury trial provisions contained herein shall remain in full force and effect regardless of whether definitive Credit Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter; provided that (i) the Borrowers’ confidentiality, indemnification and reimbursement obligations under this Commitment Letter shall terminate and be superseded by applicable provisions upon execution of the definitive Credit Documentation and (ii) if the Credit Documentation is not executed, the confidentiality obligations under this Commitment Letter shall expire on the date that is two years after the date of this Commitment Letter.

This Commitment Letter, the Term Sheet and the Fee Letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY MATTER RELATING TO THIS COMMITMENT LETTER, THE TERM SHEET OR THE FEE LETTER AND AGREES THAT THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE NONEXCLUSIVE JURISDICTION OVER ANY DISPUTE REGARDING THIS COMMITMENT LETTER, THE TERM SHEET OR THE FEE LETTER AND, BY EXECUTION AND DELIVERY OF THIS COMMITMENT LETTER, EACH PARTY IRREVOCABLY SUBMITS TO SUCH JURISDICTION.

This Commitment Letter may be executed in any number of counterparts, each of which shall be original and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or electronic transmission shall have the same effect as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Commitment Letter, the Term Sheet and the Fee Letter shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Please sign and return to the Initial Commitment Parties a copy of this Commitment Letter and the Fee Letter no later than 5:00 p.m., Denver, Colorado time, on October 24, 2023. This Commitment Letter shall terminate if the Existing Borrower has not so accepted this Commitment Letter and the Fee Letter prior to such time (such date of execution and acceptance, the “Acceptance Date”). Thereafter, this Commitment Letter (and all of the Commitment Parties’ obligations hereunder, other than their confidentiality obligations, which shall survive for a period of two years following the date of termination of this Commitment Letter) will terminate upon the earlier of (x) 11:59 p.m. on the “End Date” (as defined in the Acquisition Agreement); provided, that the End Date may not be later than July 1, 2024 and (y) the termination of the Acquisition Agreement by you in accordance with the terms thereof (such earliest date, the “Commitment Termination Date”). In addition to the foregoing, this Commitment Letter and the Fee Letter may be terminated at any time by mutual agreement of the parties hereto or thereto, as applicable.

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

We look forward to working with you on this transaction.

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Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

Very truly yours,

COBANK, ACB

By:	/s/ Gloria Hancock
Name: Gloria Hancock
Title: Managing Director

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

BANK OF AMERICA, N.A.

By:	/s/ Holver Rivera
Name:	Holver Rivera
Title:	Senior Vice President

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

CITIZENS BANK, N.A.

By:	/s/ Carmen Malizia
Name:	Carmen Malizia
Title:	Vice President

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Nick Meece
Name:	Nick Meece
Title:	Vice President

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

Agreed to and Accepted as of the date first written above:

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Christopher R. French
	Name:	Christopher E. French
	Title:	President and CEO

SHENTEL BROADBAND OPERATIONS LLC

By:	/s/ Christopher R. French
	Name:	Christopher E. French
	Title:	President and CEO

Shenandoah Telecommunications Company – Commitment Letter

CONFIDENTIAL

COMMITMENTS OF THE COMMITMENT PARTIES

Lender	Revolving Increase		Term Loan A-3		Totals
	Revolving Loan Commitment	Pro Rata Share of Revolving Loan Commitment	Term Loan A-3	Pro Rata Share of Term Loan A-3	Total Initial Commitments	Pro Rata Share of Total Initial Commitments
CoBank, ACB	$17,500,000.00	35.00%	$168,750,000.00	75.00%	$186,250,000.00	67.73%
Bank of America, N.A.	$6,250,000.00	12.50%	$28,125,000.00	12.50%	$34,375,000.00	12.50%
Citizens Bank, N.A.	$20,000,000.00	40.00%	$0	0.00%	$20,000,000.00	7.27%
Fifth Third Bank, National Association	$6,250,000.00	12.50%	$28,125,000.00	12.50%	$34,375,000.00	12.50%
Total Commitments	$50,000,000.00	100.00%	$225,000,000.00	100.00%	$275,000,000.00	100.00%

Shenandoah Telecommunications Company – Commitment Letter